SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, the Compensation Committee of the Board of Directors of ClearSign Combustion Corporation (the “Company”) approved the grant of options to purchase the Company’s common stock to the following executive officers:

Name of Executive Officer	Number of Shares

Donald Kendrick	30,000
Roberto Ruiz	20,000
Brian Fike	25,000

The grants were made from the Company’s 2011 Equity Incentive Plan (the “Plan”). The options have an exercise price of $1.90 per share and a term of 10 years. The options vest at the rate of 6.25% on the first day of each quarter beginning on July 1, 2018. The Compensation Committee also approved bonuses to be paid in cash, in common stock (to be issued from the Plan), or in a combination of cash and common stock, as determined by the Company’s Chief Executive Officer, to the following executive officers:

Name of Executive Officer	Amount of Bonus

Stephen E. Pirnat	$165,000
Donald Kendrick	$90,000
Brian Fike	$70,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2018

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian Fike
Brian Fike Interim Chief Financial Officer